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                                   EXHIBIT 23
            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
                                     BKD LLP

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8, File Numbers 333-03305, 333-03317 and 333-55680 of our report dated January 20, 2006, on the consolidated financial statements of United Bancorp, Inc., as of December 31, 2005 and 2004 and for the years ended December 31, 2005, 2004 and 2003, which is included in the Form 10-K of United Bancorp, Inc. and of our report dated January 20, 2006 on United Bancorp, Inc. managements' assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2005, which is included in the Form 10-K of United Bancorp, Inc.


                                        /S/ BKD LLP
                                        ----------------------------------------
                                        BKD LLP

Indianapolis, Indiana
March 15, 2006